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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 18, 2004 relating to Brandywine Realty Trust's financial statements and financial statement schedules, which appears in Brandywine Realty Trust's Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 18, 2004 relating to the Brandywine Operating Partnership, L.P.'s financial statements and financial statement schedules, which appears in Brandywine Operating Partnership, L.P.'s Current Report on Form 8-K dated July 1, 2004. We also consent to references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 1, 2004